Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 20, 2015

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2015.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the initial quarter of 2015 were $1.65, up from $1.61 in the first quarter of 2014. GAAP-basis net income in the recent quarter was $242 million, 6% higher than the $229 million earned in the year-earlier quarter. Net income for the first three months of 2015 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.02% and 7.99%, respectively, compared with 1.07% and 8.22%, respectively, in the corresponding 2014 period.

Commenting on M&T’s results for the recent quarter, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Significantly higher mortgage banking revenues in the recent quarter helped M&T record a 6% increase in net income from the first quarter of last year. Higher origination activity led to improvement in both residential and commercial mortgage banking revenues. Credit quality remained strong during the quarter with net charge-offs continuing to be well below M&T’s historical norm. We also contained expense growth while making significant investments in our overall risk management infrastructure.

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Capital levels continued to strengthen and during the quarter we received a non-objection to our capital plan and proposed capital actions from the Federal Reserve.”

Diluted earnings per common share and net income in the fourth quarter of 2014 were $1.92 and $278 million, respectively. The annualized returns on average assets and average common shareholders’ equity in the final 2014 quarter were 1.12% and 9.10%, respectively.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.68 in the first three months of 2015, compared with $1.66 and $1.95 in the first and fourth quarters of 2014, respectively. Net operating income for the first quarter of 2015 was $246 million, compared with $235 million and $282 million in the quarters ended March 31 and December 31, 2014, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.08% and 11.90%, respectively, in the first quarter

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of 2015. The comparable returns were 1.15% and 12.76% in the year-earlier quarter and 1.18% and 13.55% in the fourth quarter of 2014.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $665 million in the initial quarter of 2015, up from $662 million in the year-earlier period. Growth in average earning assets, reflecting increases of $4.1 billion in average investment securities, $2.8 billion or 4% in average loan balances and $2.0 billion in average balances of interest-bearing deposits at banks, was largely offset by a 35 basis point (hundredths of one percent) narrowing of the net interest margin to 3.17% in the recent quarter from 3.52% in the first quarter of 2014. The growth in investment securities resulted from continued progress made in response to regulatory liquidity requirements that will become effective for M&T in January 2016. The growth in the loan portfolio reflects higher average balances of commercial loans, commercial real estate loans and consumer loans. The decline in the net interest margin was largely attributable to the higher balances of investment securities and interest-bearing deposits at banks that have substantially lower yields than loans. Net interest income and the net interest margin in the fourth quarter of 2014 were $688 million and 3.10%, respectively. The recent quarter’s decline in net interest income as compared with the immediately preceding quarter resulted largely from two less days in 2015’s initial quarter, lower average balances of interest-bearing deposits at banks and the net impact of actions taken in response to the liquidity requirements that take effect in 2016. The 7 basis point improvement in net interest margin as compared with the final 2014 quarter was largely due to the lower average balances of interest-bearing deposits at banks, partially offset

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by higher average balances of investment securities and long-term borrowings.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $38 million in the first quarter of 2015, compared with $32 million and $33 million in the first and fourth quarters of 2014, respectively. Net charge-offs of loans during the recent quarter aggregated $36 million, compared with $32 million in each of the first and fourth quarters of 2014. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .22% during the first three months of 2015, compared with .20% and .19% in the initial and final quarters of 2014, respectively.

Loans classified as nonaccrual totaled $791 million or 1.18% of total loans outstanding at March 31, 2015, improved from $891 million or 1.39% a year earlier and $799 million or 1.20% at December 31, 2014. Assets taken in foreclosure of defaulted loans totaled $63 million at March 31, 2015, compared with $59 million and $64 million at March 31, 2014 and December 31, 2014, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of determining the allowance for credit losses. As a result of those analyses, the allowance totaled $921 million or 1.37% of loans outstanding at March 31, 2015, compared with $917 million or 1.43% a year earlier and $920 million or 1.38% at December 31, 2014.

Noninterest Income and Expense. Noninterest income totaled $440 million in the recent quarter, $420 million in the year-earlier quarter and $452 million in the fourth quarter of 2014. The

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improvement as compared with the initial 2014 quarter resulted from higher residential and commercial mortgage banking revenues while the decline as compared with the final quarter of 2014 reflects a decrease in loan syndication fees and seasonally lower trust income and service charges on deposit accounts, partially offset by higher residential mortgage banking revenues.

Effective January 1, 2015, M&T adopted amended guidance from the Financial Accounting Standards Board for investments in qualified affordable housing projects under which the initial cost of such investments is amortized to income tax expense in proportion to the tax benefits received. The adoption of this accounting guidance did not have a significant effect on M&T’s financial position or results of operations, but did result in the restatement of the consolidated financial statements for 2014 and earlier years to remove net costs associated with qualified affordable housing projects from noninterest expense and include the amortization of the investments in income tax expense.

Reflecting the application of the new accounting guidance, noninterest expense in the first quarter of 2015 aggregated $686 million, compared with $690 million and $666 million in the first and fourth quarters of 2014, respectively. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets. Exclusive of those expenses, noninterest operating expenses were $680 million in each of the first quarters of 2015 and 2014 and $659 million in the fourth quarter of 2014. Operating expenses in the recent quarter as compared with the year-earlier period reflected lower costs for professional services, FDIC assessments and equipment and net occupancy expenses that were offset by higher salaries and

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employee benefits expenses. The rise in operating expenses from the fourth quarter of 2014 to the initial 2015 quarter was predominantly the result of seasonally higher stock-based compensation and employee benefits expenses offset, in part, by lower professional services costs.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 61.5% in the first quarter of 2015, 62.8% in the year-earlier quarter and 57.8% in the fourth quarter of 2014.

Balance Sheet. M&T had total assets of $98.4 billion at March 31, 2015, up 11% from $88.5 billion a year earlier. Investment securities at March 31, 2015 were $14.4 billion, up $4.0 billion or 39% from March 31, 2014. Loans and leases, net of unearned discount, rose 5% to $67.1 billion at March 31, 2015 from $64.1 billion a year earlier. Total deposits were $73.6 billion at the recent quarter-end, up 7% from $68.7 billion at March 31, 2014.

Total shareholders’ equity rose 5% to $12.5 billion at March 31, 2015 from $11.9 billion at March 31, 2014, representing 12.73% and 13.43%, respectively, of total assets. Common shareholders’ equity was $11.3 billion, or $84.95 per share at March 31, 2015, up from $10.7 billion, or $81.05 per share, a year earlier. Tangible equity per common share rose 8% to $58.29 at March 31, 2015 from $53.92 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $83.88 and $57.06, respectively, at December 31, 2014. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit

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and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the transitional capital rules that became effective for M&T on January 1, 2015 was approximately 9.78% as of March 31, 2015. M&T’s estimated Tier 1 common ratio under previously effective regulatory capital rules would have been 9.98% at March 31, 2015, compared with 9.45% and 9.83% at March 31, 2014 and December 31, 2014, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #24457680. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Thursday, April 23, 2015 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to the ID #24457680. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust- affiliated companies and by M&T Bank.

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Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome

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of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

Amounts in thousands,	Three months ended March 31
except per share	2015	2014	Change

Performance

Net income	$241,613	229,017	6%
Net income available to common shareholders	218,837	211,731	3%

Per common share:
Basic earnings	$1.66	1.63	2%
Diluted earnings	1.65	1.61	2%
Cash dividends	$.70	.70	—

Common shares outstanding:
Average - diluted (1)	132,769	131,126	1%
Period end (2)	132,946	131,431	1%

Return on (annualized):
Average total assets	1.02%	1.07%
Average common shareholders’ equity	7.99%	8.22%

Taxable-equivalent net interest income	$665,426	662,378	—

Yield on average earning assets	3.54%	3.87%
Cost of interest-bearing liabilities	.57%	.55%
Net interest spread	2.97%	3.32%
Contribution of interest-free funds	.20%	.20%
Net interest margin	3.17%	3.52%

Net charge-offs to average total net loans (annualized)	.22%	.20%

Net operating results (3)

Net operating income	$245,776	235,162	5%
Diluted net operating earnings per common share	1.68	1.66	1%
Return on (annualized):
Average tangible assets	1.08%	1.15%
Average tangible common equity	11.90%	12.76%
Efficiency ratio	61.46%	62.83%

	At March 31
Loan quality	2015	2014	Change

Nonaccrual loans	$790,586	890,893	-11%
Real estate and other foreclosed assets	62,578	59,407	5%

Total nonperforming assets	$853,164	950,300	-10%

Accruing loans past due 90 days or more (4)	$236,621	307,017	-23%

Government guaranteed loans included in totals above:
Nonaccrual loans	$60,508	75,959	-20%
Accruing loans past due 90 days or more	193,618	291,418	-34%

Renegotiated loans	$198,911	257,889	-23%

Acquired accruing loans past due 90 days or more (5)	$80,110	120,996	-34%

Purchased impaired loans (6):
Outstanding customer balance	$335,079	534,331
Carrying amount	184,018	303,388

Nonaccrual loans to total net loans	1.18%	1.39%

Allowance for credit losses to total loans	1.37%	1.43%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share	2015	2014	2014	2014	2014

Performance

Net income	$241,613	277,549	275,344	284,336	229,017
Net income available to common shareholders	218,837	254,239	251,917	260,695	211,731

Per common share:
Basic earnings	$1.66	1.93	1.92	1.99	1.63
Diluted earnings	1.65	1.92	1.91	1.98	1.61
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	132,769	132,278	132,128	131,828	131,126
Period end (2)	132,946	132,354	132,142	131,953	131,431

Return on (annualized):
Average total assets	1.02%	1.12%	1.17%	1.27%	1.07%
Average common shareholders’ equity	7.99%	9.10%	9.18%	9.79%	8.22%

Taxable-equivalent net interest income	$665,426	687,847	674,900	674,963	662,378

Yield on average earning assets	3.54%	3.44%	3.59%	3.73%	3.87%
Cost of interest-bearing liabilities	.57%	.52%	.54%	.51%	.55%
Net interest spread	2.97%	2.92%	3.05%	3.22%	3.32%
Contribution of interest-free funds	.20%	.18%	.18%	.18%	.20%
Net interest margin	3.17%	3.10%	3.23%	3.40%	3.52%

Net charge-offs to average total net loans (annualized)	.22%	.19%	.17%	.18%	.20%

Net operating results (3)

Net operating income	$245,776	281,929	279,838	289,974	235,162
Diluted net operating earnings per common share	1.68	1.95	1.94	2.02	1.66
Return on (annualized):
Average tangible assets	1.08%	1.18%	1.24%	1.35%	1.15%
Average tangible common equity	11.90%	13.55%	13.80%	14.92%	12.76%
Efficiency ratio	61.46%	57.84%	58.44%	58.20%	62.83%

Loan quality	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Nonaccrual loans	$790,586	799,151	847,784	880,134	890,893
Real estate and other foreclosed assets	62,578	63,635	67,629	59,793	59,407

Total nonperforming assets	$853,164	862,786	915,413	939,927	950,300

Accruing loans past due 90 days or more (4)	$236,621	245,020	312,990	289,016	307,017

Government guaranteed loans included in totals above:
Nonaccrual loans	$60,508	69,095	68,586	81,817	75,959
Accruing loans past due 90 days or more	193,618	217,822	265,333	275,846	291,418

Renegotiated loans	$198,911	202,633	209,099	270,223	257,889

Acquired accruing loans past due 90 days or more (5)	$80,110	110,367	132,147	134,580	120,996

Purchased impaired loans (6):
Outstanding customer balance	$335,079	369,080	429,915	504,584	534,331
Carrying amount	184,018	197,737	236,662	282,517	303,388

Nonaccrual loans to total net loans	1.18%	1.20%	1.29%	1.36%	1.39%

Allowance for credit losses to total loans	1.37%	1.38%	1.40%	1.42%	1.43%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2015	2014	Change

Interest income	$738,087	722,952	2%
Interest expense	78,499	66,519	18

Net interest income	659,588	656,433	—

Provision for credit losses	38,000	32,000	19

Net interest income after provision for credit losses	621,588	624,433	—

Other income
Mortgage banking revenues	101,601	80,049	27
Service charges on deposit accounts	102,344	104,198	-2
Trust income	123,734	121,252	2
Brokerage services income	15,461	16,500	-6
Trading account and foreign exchange gains	6,231	6,447	-3
Loss on bank investment securities	(98)	—	—
Equity in earnings of Bayview Lending Group LLC	(4,191)	(4,454)	—
Other revenues from operations	95,121	96,115	-1

Total other income	440,203	420,107	5

Other expense
Salaries and employee benefits	389,893	371,326	5
Equipment and net occupancy	66,470	71,167	-7
Printing, postage and supplies	9,590	10,956	-12
Amortization of core deposit and other intangible assets	6,793	10,062	-32
FDIC assessments	10,660	15,488	-31
Other costs of operations	202,969	211,235	-4

Total other expense	686,375	690,234	-1

Income before income taxes	375,416	354,306	6

Applicable income taxes	133,803	125,289	7

Net income	$241,613	229,017	6%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2015	2014	2014	2014	2014

Interest income	$738,087	756,612	743,023	734,290	722,952
Interest expense	78,499	74,772	73,964	65,176	66,519

Net interest income	659,588	681,840	669,059	669,114	656,433

Provision for credit losses	38,000	33,000	29,000	30,000	32,000

Net interest income after provision for credit losses	621,588	648,840	640,059	639,114	624,433

Other income
Mortgage banking revenues	101,601	93,675	93,532	95,656	80,049
Service charges on deposit accounts	102,344	106,319	110,071	107,368	104,198
Trust income	123,734	128,442	128,671	129,893	121,252
Brokerage services income	15,461	15,809	17,416	17,487	16,500
Trading account and foreign exchange gains	6,231	8,397	6,988	8,042	6,447
Loss on bank investment securities	(98)	—	—	—	—
Equity in earnings of Bayview Lending Group LLC	(4,191)	(4,049)	(4,114)	(4,055)	(4,454)
Other revenues from operations	95,121	103,050	98,547	102,021	96,115

Total other income	440,203	451,643	451,111	456,412	420,107

Other expense
Salaries and employee benefits	389,893	345,135	348,776	339,713	371,326
Equipment and net occupancy	66,470	62,335	67,713	68,084	71,167
Printing, postage and supplies	9,590	8,881	9,184	9,180	10,956
Amortization of core deposit and other intangible assets	6,793	7,170	7,358	9,234	10,062
FDIC assessments	10,660	11,695	13,193	15,155	15,488
Other costs of operations	202,969	231,005	219,135	226,294	211,235

Total other expense	686,375	666,221	665,359	667,660	690,234

Income before income taxes	375,416	434,262	425,811	427,866	354,306

Applicable income taxes	133,803	156,713	150,467	143,530	125,289

Net income	$241,613	277,549	275,344	284,336	229,017

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Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2015	2014	Change

ASSETS

Cash and due from banks	$1,269,816	1,671,052	-24%

Interest-bearing deposits at banks	6,291,491	3,299,185	91

Federal funds sold	97,037	92,066	5

Trading account assets	363,085	314,807	15

Investment securities	14,393,270	10,364,249	39

Loans and leases:

Commercial, financial, etc.	19,775,494	18,896,070	5
Real estate - commercial	27,845,710	26,104,086	7
Real estate - consumer	8,504,119	8,774,095	-3
Consumer	10,973,719	10,360,827	6

Total loans and leases, net of unearned discount	67,099,042	64,135,078	5
Less: allowance for credit losses	921,373	916,768	1

Net loans and leases	66,177,669	63,218,310	5

Goodwill	3,524,625	3,524,625	—

Core deposit and other intangible assets	28,234	58,789	-52

Other assets	6,232,556	5,987,277	4

Total assets	$98,377,783	88,530,360	11%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$27,181,120	25,244,200	8%

Interest-bearing deposits	46,234,455	43,207,286	7

Deposits at Cayman Islands office	178,545	247,880	-28

Total deposits	73,594,120	68,699,366	7

Short-term borrowings	193,495	230,209	-16

Accrued interest and other liabilities	1,552,724	1,462,725	6

Long-term borrowings	10,509,143	6,251,197	68

Total liabilities	85,849,482	76,643,497	12

Shareholders’ equity:

Preferred	1,231,500	1,231,500	—
Common (1)	11,296,801	10,655,363	6

Total shareholders’ equity	12,528,301	11,886,863	5

Total liabilities and shareholders’ equity	$98,377,783	88,530,360	11%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $152.5 million at March 31, 2015 and $25.3 million at March 31, 2014.

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Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

ASSETS

Cash and due from banks	$1,269,816	1,289,965	1,445,877	1,827,197	1,671,052

Interest-bearing deposits at banks	6,291,491	6,470,867	7,676,064	3,032,530	3,299,185

Federal funds sold	97,037	83,392	77,766	90,239	92,066

Trading account assets	363,085	308,175	296,913	313,325	314,807

Investment securities	14,393,270	12,993,542	13,348,368	12,120,195	10,364,249

Loans and leases:

Commercial, financial, etc.	19,775,494	19,461,292	19,112,009	19,105,892	18,896,070
Real estate - commercial	27,845,710	27,567,569	26,942,847	26,374,274	26,104,086
Real estate - consumer	8,504,119	8,657,301	8,663,408	8,656,766	8,774,095
Consumer	10,973,719	10,982,794	10,854,095	10,610,761	10,360,827

Total loans and leases, net of unearned discount	67,099,042	66,668,956	65,572,359	64,747,693	64,135,078
Less: allowance for credit losses	921,373	919,562	918,633	917,666	916,768

Net loans and leases	66,177,669	65,749,394	64,653,726	63,830,027	63,218,310

Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625

Core deposit and other intangible assets	28,234	35,027	42,197	49,555	58,789

Other assets	6,232,556	6,230,548	6,162,806	6,047,309	5,987,277

Total assets	$98,377,783	96,685,535	97,228,342	90,835,002	88,530,360

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$27,181,120	26,947,880	27,440,524	26,088,763	25,244,200

Interest-bearing deposits	46,234,455	46,457,591	46,659,442	43,502,602	43,207,286

Deposits at Cayman Islands office	178,545	176,582	241,536	237,890	247,880

Total deposits	73,594,120	73,582,053	74,341,502	69,829,255	68,699,366

Short-term borrowings	193,495	192,676	164,609	161,631	230,209

Accrued interest and other liabilities	1,552,724	1,567,951	1,327,524	1,283,430	1,462,725

Long-term borrowings	10,509,143	9,006,959	9,061,391	7,391,931	6,251,197

Total liabilities	85,849,482	84,349,639	84,895,026	78,666,247	76,643,497

Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	11,296,801	11,104,396	11,101,816	10,937,255	10,655,363

Total shareholders’ equity	12,528,301	12,335,896	12,333,316	12,168,755	11,886,863

Total liabilities and shareholders’ equity	$98,377,783	96,685,535	97,228,342	90,835,002	88,530,360

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $152.5 million at March 31, 2015, $181.0 million at December 31, 2014 and $25.3 million at March 31, 2014, and accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014 and $40.3 million at June 30, 2014.

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M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2015 from
Dollars in millions	2015		2014		2014		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2014	2014
ASSETS

Interest-bearing deposits at banks	$5,073	.25%	3,089	.25%	9,054	.25%	64%	-44%

Federal funds sold	97	.10	100	.07	86	.08	-2	14

Trading account assets	79	2.87	71	2.68	80	1.76	11	-1

Investment securities	13,376	2.67	9,265	3.34	12,978	2.82	44	3

Loans and leases, net of unearned discount
Commercial, financial, etc	19,457	3.21	18,476	3.37	19,117	3.25	5	2
Real estate - commercial	27,596	4.18	26,143	4.40	27,064	4.24	6	2
Real estate - consumer	8,572	4.15	8,844	4.19	8,654	4.19	-3	-1
Consumer	10,962	4.49	10,300	4.59	10,932	4.49	6	—

Total loans and leases, net	66,587	3.97	63,763	4.14	65,767	4.01	4	1

Total earning assets	85,212	3.54	76,288	3.87	87,965	3.44	12	-3

Goodwill	3,525		3,525		3,525		—	—

Core deposit and other intangible assets	31		64		38		-50	-18

Other assets	7,124		6,788		7,116		5	—

Total assets	$95,892		86,665		98,644		11%	-3%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$1,121	.11	988	.12	1,083	.14	14%	4%
Savings deposits	41,525	.10	38,358	.12	42,949	.10	8	-3
Time deposits	3,017	.50	3,460	.46	3,128	.50	-13	-4
Deposits at Cayman Islands office	224	.27	380	.22	265	.22	-41	-16

Total interest-bearing deposits	45,887	.13	43,186	.15	47,425	.13	6	-3

Short-term borrowings	196	.07	264	.05	195	.05	-26	1
Long-term borrowings	9,835	2.64	5,897	3.47	8,954	2.62	67	10

Total interest-bearing liabilities	55,918	.57	49,347	.55	56,574	.52	13	-1

Noninterest-bearing deposits	25,811		24,141		28,090		7	-8

Other liabilities	1,704		1,529		1,538		11	11

Total liabilities	83,433		75,017		86,202		11	-3

Shareholders’ equity	12,459		11,648		12,442		7	—

Total liabilities and shareholders’ equity	$95,892		86,665		98,644		11%	-3%

Net interest spread		2.97		3.32		2.92
Contribution of interest-free funds		.20		.20		.18
Net interest margin		3.17%		3.52%		3.10%

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M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Income statement data
In thousands, except per share
Net income
Net income	$241,613	277,549	275,344	284,336	229,017
Amortization of core deposit and other intangible assets (1)	4,163	4,380	4,494	5,638	6,145

Net operating income	$245,776	281,929	279,838	289,974	235,162

Earnings per common share
Diluted earnings per common share	$1.65	1.92	1.91	1.98	1.61
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.04	.05

Diluted net operating earnings per common share	$1.68	1.95	1.94	2.02	1.66

Other expense
Other expense	$686,375	666,221	665,359	667,660	690,234
Amortization of core deposit and other intangible assets	(6,793)	(7,170)	(7,358)	(9,234)	(10,062)

Noninterest operating expense	$679,582	659,051	658,001	658,426	680,172

Efficiency ratio
Noninterest operating expense (numerator)	$679,582	659,051	658,001	658,426	680,172

Taxable-equivalent net interest income	665,426	687,847	674,900	674,963	662,378
Other income	440,203	451,643	451,111	456,412	420,107
Less: Loss on bank investment securities	(98)	—	—	—	—

Denominator	$1,105,727	1,139,490	1,126,011	1,131,375	1,082,485

Efficiency ratio	61.46%	57.84%	58.44%	58.20%	62.83%

Balance sheet data
In millions
Average assets
Average assets	$95,892	98,644	93,245	89,873	86,665
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(31)	(38)	(45)	(53)	(64)
Deferred taxes	10	12	14	16	20

Average tangible assets	$92,346	95,093	89,689	86,311	83,096

Average common equity
Average total equity	$12,459	12,442	12,247	12,039	11,648
Preferred stock	(1,232)	(1,231)	(1,232)	(1,231)	(1,072)

Average common equity	11,227	11,211	11,015	10,808	10,576
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(31)	(38)	(45)	(53)	(64)
Deferred taxes	10	12	14	16	20

Average tangible common equity	$7,681	7,660	7,459	7,246	7,007

At end of quarter
Total assets
Total assets	$98,378	96,686	97,228	90,835	88,530
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(28)	(35)	(42)	(49)	(59)
Deferred taxes	9	11	13	15	19

Total tangible assets	$94,834	93,137	93,674	87,276	84,965

Total common equity
Total equity	$12,528	12,336	12,333	12,169	11,887
Preferred stock	(1,232)	(1,231)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(2)	(3)	(2)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	11,294	11,102	11,099	10,934	10,652
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(28)	(35)	(42)	(49)	(59)
Deferred taxes	9	11	13	15	19

Total tangible common equity	$7,750	7,553	7,545	7,375	7,087

(1)	After any related tax effect.

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